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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Medical Manager Corporation on Forms S-8 (File Nos. 333-32717 and 333-73367) and the Post Effective Amendment on Form S-4 (File No. 333-25215) of our report dated February 5, 1999, except for the second paragraph of Note 13, the second paragraph of Note 14 and the first paragraph of Note 14, as to which the dates are March 2, 1999, March 15, 1999, and March 17, 1999, respectively, on our audits of the consolidated financial statements and financial statement schedule of Medical Manager Corporation as of December 31, 1998 and 1997 and for the three years ended December 31, 1998, which report is included in this Annual Report on Form 10-K.

PRICEWATERHOUSECOOPERS LLP
Tampa, Florida
March 23, 1999

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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Annual Report on Form 10-K of our reports dated March 7, 1997 on our audits of Systems Plus, Inc. and Systems Plus Distribution, Inc.; dated February 28, 1997 on our audits of RTI Business Systems, Inc.; dated March 14, 1997 on our audits of Systems Management, Inc.; and dated February 28, 1997 on our audits of National Medical Systems, Inc. which reports are included in Medical Manager Corporation's Form 8-K filed April 8, 1997.

PRICEWATERHOUSECOOPERS LLP
Tampa, Florida
March 23, 1999

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